MERRILL LYNCH DEPOSITOR 8-K

EXHIBIT 99.1

DISTRIBUTION REPORT
FOR
PPLUS TRUST SERIES GSC-2

DISTRIBUTION DATE
August 17th, 2026
CUSIP NUMBER 73941X684

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 6.345% Capital Securities due 2034 issued by Goldman Sachs Capital I (the “Underlying Securities”):

Interest:	$1,110,375.00
Principal:	$0.00
Premium:	$0.00

(ii)	the amounts received by the Trustee as of the last such statement in respect of Interest Rate Swap entered into between PPLUS Trust Series GSC-2 and Merrill Lynch International (the “Swap Agreement”):

Interest:	$435,256.03
Principal	$0.00

(iii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$0.00

(iv)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$435,256.03*
Principal:	$0.00
Unpaid Interest Accrued:	$0.00

(v)	the amount of distribution on such Distribution Date to Merrill Lynch International in respect of the Interest Rate Swap entered into between PPLUS Trust Series GSC-2 and Merrill Lynch International (the “Swap Agreement:

Interest:	$675,118.97*
Principal:	$0.00

●	This is a net amount, reflecting netting of amounts receivable by the Trust and Merrill Lynch International under the Swap Agreement.

(vi)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

Principal Amount:	$35,000,000
Interest Rate:	6.345%

Rating:
Moody’s Investor Service	N/A
Standard & Poor’s Rating Service	BB+

(vii)	the aggregate notional amount of the Swap Agreement related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date.

Notional Amount:	$35,000,000
Interest Rate:	3.00%

(viii)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

($25 Stated Amount)
Principal Balance:	$35,000,000
Reduction:	(0)
Principal Balance 8/17/26	$35,000,000